Office of the United States Trustee

In re: The Kushner-Locke Company	DEBTOR IN POSSESSION OPERATING REPORT
	Report Number	12	Page 1 of 2
Chapter 11	For the Period FROM:	10/1/2002
Case No. LA 01-44828-SB (Administratively Consolidated with Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)	TO:	10/31/2002

1 Profit and Loss Statement (Accrual Basis Only)
A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)		25,356

Gross Profit			(25,356)

Less: Operating Expenses
Officer Compensation	25,275

Salaries and Wages — Other Employees	18,717

Total Salaries and Wages		43,992

Employee Benefits and Pensions		6,450

Employer Payroll Taxes/Fees	1,426

Other Taxes	—

Total Taxes		1,426

Rent and Lease Expense (including parking)	4,720

Distribution/Delivery Expenses	29

Interest Expense

Insurance

Automobile Expense/Mileage	64

Utilities (incl. Phone, phone equipment, internet)	528

Depreciation and Amortization

Business Equipment Leases	260

Business Expense reimbursement

Storage Expense	6,937

Supplies, Office Expenses, Photocopies, etc

Bad Debts

Miscellaneous Operating Expenses	1,458

Total Operating Expenses		65,864

Net Gain/Loss from Business Operations			(91,219)

B. Not related to Business Operations
Income
Interest Income

Other Non-Operating Revenues		—

Gross Proceeds on Sale of Assets	—

Less: Original Cost of Assets plus expenses of sale	—

Net Gain/Loss on Sale of Assets		—

Total Non-Operating Income			—

Expenses Not Related to Business Operations
Legal and Professional Service Fees		14,984

Other Non-Operating Expenses (Board/Trustee fees)

Total Non-Operating Expenses			14,984

NET INCOME/(LOSS) FOR PERIOD			$(106,203)

DEBTOR IN POSSESSION OPERATING REPORT NO: 9	Page 2 of 2

2 Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable

Current Under 30 days	—	—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	—	1,349,000
TOTAL	—	1,349,000

3 Statement of Status of Payments to Secured Creditors and Lessors:

     No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4 Tax Liability

     No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5 Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date

Worker’s Compensation (RENEWED 1/11/02)	St. Paul	1,000,000	1/14/2003	1/14/2003
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2003	2/14/2003
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2003	3/3/2003
Employment Practices Liability (RENEWED-RUN OFF)	Nat’l Union	5,000,000	10/30/2003	10/30/2003

6 Questions:

A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?

☐	Yes	Explain:
☒	No

B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?

☐	Yes	Explain:
☒	No

7 Statement on Unpaid Professional Fees (Postpetition Amounts Only)

     Total unpaid post-petition Professional Fees during the reporting period:          $ 758,069.20

8 Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

     None.

9 Quarterly Fees:

     Paid

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser

Debtor in Possession